Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov 090303 Filed in the office of document 20180168463-29 Filing Date and Time 04/13/2018 10:20 AM Entity Number C7829-2003 Barbara K. Cegavske Secretary of State State of Nevada Certificate of Change Pursuant to NRS 78.209 USE BLACK INK ONLY – DO NOT HIGHLIGHT Certificate of Change filed pursuant to NRS 78.209 For Nevada Profit Corporations 1. Name of corporation: INVIVO THERAPEUTICS HOLDINGS CORP. 2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders. 3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 100,000,000 authorized shares of Common stock, par value $0.00001 per share 4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 4,000,000 authorized shares of Common Stock, par value $0.00001 per share 5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One (1) share of Common Stock will be issued in exchange for every twenty-five (25) shares of Common Stock. 6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: All fractional shares will be rounded up to the nearest whole share. 7. Effective date and time of filing: (optional) Date: 04/16/2018 Time: 2:00 pm (must not be later than 90 days after the certificate is filed) 8. Signature: (required) Chief Financial Officer Signature of Officer Title IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Neveda Secretary of State Stock Split Revised: 1-5-15